Exhibit 10.92

                          MORTGAGE, SECURITY AGREEMENT,
                         FIXTURE FINANCING STATEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS

THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (the "Mortgage") made as of the __ day of March, 2001, by GREEMAN TECHNOLOGIES OF MINNESOTA, INC., a Minnesota corporation (the "Mortgagor"), in favor of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the "Mortgagee").

                                   WITNESSETH:

WHEREAS, the Mortgagee has agreed to make a loan to the Mortgagor in the amount of $950,000 pursuant to the terms and subject to the conditions set forth in that certain loan agreement of even date herewith by and between the Mortgagee and the Mortgagor (the "Loan Agreement"); and

WHEREAS, the Mortgagor has executed and delivered that certain $950,000 real estate term note of even date herewith and payable to the order of Mortgagee (the Note") which Note is due and payable in full on April 1, 2006; and

WHEREAS, the Mortgagee has required as an express condition precedent to making loans to the Mortgagor pursuant to the Note that the Mortgagor secure the Note by this Mortgage.

NOW THEREFORE, THIS MORTGAGE FURTHER WITNESSETH, that in consideration of the Mortgagee making loan(s) to the Mortgagor pursuant to the Note in the principal amount of up to NINE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($950,000.00) (the "Mortgage Amount") and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, and as security for, the payment of principal of interest and other premiums, penalties and charges on the Note and the performance and observance by the Mortgagor of all of the covenants, agreements, representations, warranties and conditions contained herein, the Mortgagor does hereby grant, bargain, sell, convey, assign, transfer, pledge, set over and confirm unto the Mortgagee, its successors and assigns, forever, and does hereby grant a mortgage lien and security interest to the Mortgagee, its successors and assigns, forever, in and to the tract(s) of land legally described in Exhibit A, legal description, attached hereto and made a part hereof (hereinafter referred to as the "Land");

Together with (a) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land; (b) all heating, plumbing and lighting apparatus, elevators and motors, engines and machinery, electrical equipment, incinerator apparatus, air-conditioning apparatus, water and gas apparatus, pipes, water heaters, refrigerating plant and refrigerators, water softeners, carpets, carpeting, storm windows and doors, window screens, screen doors, storm sash, window shades or blinds, awnings, locks, fences, trees, shrubs, and all other furniture, fixtures, machinery, equipment, appliances and personal property of every

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kind and nature whatsoever now or hereafter owned by the Mortgagor and attached or affixed or located on or in or used or intended to be used in connection with the ownership, use, operation or maintenance of, the Land and any improvements located thereon, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing; (c) all hereditaments, easements, rights, privileges and appurtenances now or hereafter belonging, attached or in any way pertaining to the Land or to any building, structure or improvement now or hereafter located thereon; (d) the immediate and continuing right to receive and collect all rents, income, issues and profits now due and which may hereafter become due under or by virtue of any lease or agreement (oral or written) for the leasing, subleasing, use or occupancy of all or part of the Land now, heretofore or hereafter made or agreed to by the Mortgagor; (e) all of the leases and agreements described in (d) above, together with all guarantees therefor and any renewals or extensions thereof; and (f) all insurance and other proceeds of, and all condemnation awards with respect to, the foregoing (all of the foregoing is hereinafter collectively referred to as the "Mortgaged Property").

The filing of this Mortgage shall constitute a fixture filing in the office where it is filed and a carbon, photographic or other reproduction of this document may also be filed as a financing statement:

Name and Address of                        GREENMAN TECHNOLOGIES
                                           OF MINNESOTA, INC.
Debtor and Record                          12498 Wyoming Avenue South
Owner of Real Estate:                      Savage, MN 55378
                                           Federal Identification No. 41-1879940

Name and Address of                        BREMER BUSINESS FINANCE CORPORATION
Secured Party:                             445 Minnesota Street
                                           21st Floor
                                           St. Paul, MN 55101

Description of the Types                   Property referred to above as "Land"
(or items) of property                     and "Mortgaged Property"
covered by this
financing statement:

Description of real estate                 See Exhibit "A" attached
to which all or a part                     hereto.
of the collateral is
attached or upon which
it is located:

Some of the above described collateral is or is to become fixtures upon or minerals and mineral rights located upon the real estate described on Exhibit "A", legal description, and this financing statement is to be filed for record in the public real estate records.


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

AND THE MORTGAGOR, for itself, its successors and assigns, does covenant with the Mortgagee, its successors and assigns, that it is lawfully seized of the Mortgaged Property and has good right to sell and convey the same; that the Mortgaged Property is free from all encumbrances except as may be further stated in this Mortgage; that the Mortgagee, its successors and assigns, shall quietly enjoy and possess the Mortgaged Property; and that the Mortgagor will WARRANT AND DEFEND the title to the same against all lawful claims not specifically excepted in this Mortgage.

PROVIDED, NEVERTHELESS, that if the Mortgagor shall pay the principal balance of the Note in full, plus interest at the rate set forth in the Note, as the same changes from time to time and is adjusted in the manner set forth in the Note, on the unpaid principal balance, as computed in accordance with the terms and conditions of the Note, and any other sums due and owing under the Note and the Loan Agreement and shall also pay or cause to be paid all other sums, with interest thereon, as may be advanced by the Mortgagee in accordance with this Mortgage either to protect the lien of this Mortgage, or by way of additional loan or for any other purpose, and shall also keep and perform all and singular the covenants herein, required on the part of the Mortgagor to be kept and performed (the Note, including any and all renewals, amendments, extensions and modifications thereof, and all such sums, together with interest thereon, and such covenants herein collectively referred to as the "Indebtedness Secured Hereby"), then this Mortgage shall be null and void, in which event the Mortgagee will execute and deliver to the Mortgagor in form suitable for recording a full satisfaction of this Mortgage; otherwise this Mortgage shall remain in full force and effect.

                                    ARTICLE I

                    GENERAL COVENANTS, AGREEMENTS, WARRANTIES

Section 1.1. PAYMENT OF INDEBTEDNESS; OBSERVANCE OF COVENANTS. The Mortgagor shall duly and punctually pay each and every payment of principal, interest and all prepayment premiums and late charges, if any, required by the Note or the Loan Agreement and all other Indebtedness Secured Hereby, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Loan Agreement or in any other instrument given as security for the payment of the Note.

Section 1.2. MAINTENANCE; REPAIRS. Subject to the provisions of Section 2.3 hereof, the Mortgagor shall keep and maintain the Mortgaged Property in good condition, repair and operating condition free from any waste or misuse, and will comply with all requirements of law, municipal ordinances and regulations, restrictions and covenants affecting the Mortgaged Property and its use, and will promptly repair or restore any building, improvements or structures now or hereafter located on the Land which may become damaged or destroyed to their condition prior to any such damage or destruction. The Mortgagor shall not acquiesce in any rezoning classification, modification or restriction affecting the Land, without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld. The Mortgagor shall not vacate or abandon the Mortgaged Property.


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

Section 1.3. PAYMENT OF UTILITY CHARGES, TAXES AND ASSESSMENTS. The Mortgagor shall, before any penalty attaches thereto, pay or cause to be paid all charges made for electricity, gas, heat, water, sewer and other utilities furnished or used in connection with the Mortgaged Property, and all taxes, assessments and levies of every nature heretofore or hereafter assessed against the Mortgaged Property and upon demand will furnish the Mortgagee receipted bills evidencing such payment.

Nothing in this Section 1.3 shall require the payment or discharge of any obligations imposed upon the Mortgagor by this Section so long as the Mortgagor shall diligently and in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceeding which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that during such contest the Mortgagor shall, at the reasonable request of the Mortgagee, provide security satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation under this Section and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further, however, that if at any time payment of any obligation imposed upon the Mortgagor by this Section shall become necessary to prevent the delivery of a tax deed conveying the Land or any portion thereof because of nonpayment, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed.

Section 1.4. LIENS. Except for liens and encumbrances, if any, listed on Exhibit B attached hereto or consented to in writing by or granted to the Mortgagee ("Permitted Encumbrances"), the Mortgagor will keep the Mortgaged Property free from all liens (other than liens for taxes, assessments and mechanics' liens not yet due and payable) and encumbrances of every nature whatsoever heretofore or hereafter arising and, upon written demand of the Mortgagee, the Mortgagor will pay and procure the release of any such lien or encumbrances.

Section 1.5. COMPLIANCE WITH LAW. The Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Property unless the same is being diligently contested by the Mortgagor in good faith and by proper proceedings.

Section 1.6. RIGHT OF MORTGAGEE TO ENTER. The Mortgagor will permit the Mortgagee and its agents to enter, and to authorize others to enter, upon any or all of the Land, at any time and from time to time, during normal business hours, to inspect the Mortgaged Property to perform or observe any covenants, conditions or terms hereunder which the Mortgagor shall fail to perform, meet or comply with, or for any other purpose in connection with the protection or preservation of the Mortgagee's security, without thereby becoming liable to the Mortgagor or any person in possession under the Mortgage.

Section 1.7. RIGHT OF THE MORTGAGEE TO PERFORM. If the Mortgagor fails to pay all and singular any taxes, assessments, levies or other similar charges or encumbrances heretofore or hereafter assessed against the Mortgaged Property or fails to obtain the release of any lien or encumbrance (other than a Permitted Encumbrance) of any nature heretofore or hereafter arising upon the Mortgaged Property or fails to perform any other covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which adversely affects or questions the title to or possession of the Mortgaged Property or the interest of the Mortgagor or


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

the Mortgagee therein, then the Mortgagee, at the Mortgagee's option, without notice to the Mortgagor, may perform such covenants and agreements, investigate and defend against such action or proceeding, and take such other action as the Mortgagee deems necessary to protect the Mortgagee's interest. Any amounts disbursed by the Mortgagee pursuant to this Section 1.7, including without limitation court costs and expenses and attorneys' fees, with interest thereon, shall become additional indebtedness of the Mortgagor and shall be secured by this Mortgage. Such amount shall be payable upon written notice from the Mortgagee to the Mortgagor requesting payment thereof, and shall bear interest from the date of disbursement at a rate equal to the greater of (i) the rate of interest then in effect under the Note, or (ii) eighteen percent (18%) per annum or, if such rate is illegal or usurious, at the maximum rate then permitted by law. Nothing contained in this Section 1.7 shall require the Mortgagee to incur any expense or to do any act or thing hereunder.

Section 1.8. ASSUMPTION. The Mortgagor shall not sell, assign, lease, convey, mortgage or otherwise encumber or dispose of either the legal or equitable title or both to all or any portion of the Mortgaged Property or any other interest therein without the prior written consent of the Mortgagee. A sale, transfer, assignment or other disposition of any shares of stock in, or any general or limited partnership interest in, the Mortgagor shall constitute and be deemed a sale of all or a part of the Mortgaged Property for purposes of this Section 1.8.

Section 1.9. ASSIGNMENT OF RENTS. The Mortgagor does hereby sell, assign and transfer unto the Mortgagee (i) the immediate and continuing right to receive and collect all rents, income, issues and profits now due and which may hereafter become due under or by virtue of any lease or agreement (oral or written) for the leasing, subleasing, use or occupancy of all or any part of the Mortgaged Property now, heretofore or hereafter made or agreed to by the Mortgagor, and (ii) all of such leases and agreements, together with all guarantees therefor and any renewals or extensions thereof, for the purpose of securing payment of the indebtedness of the Mortgagor under the Note and the documents related thereto.

The Mortgagor does hereby irrevocably appoint the Mortgagee its true and lawful attorney in its name, place and stead, with or without taking possession of the Mortgaged Property, to rent, lease, sublease, let or sublet all or any portion of the Mortgaged Property to any party or parties at such rental and upon such terms, as it in its discretion may determine, and to collect all of said avails, rents, income, issues and profits arising from or accruing at any time hereafter under each and all of such leases and agreements, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Mortgagee would have upon taking possession of the Mortgaged Property.

The Mortgagor represents and agrees that no rent has been or will be paid in advance by any persons in possession of all or any portion of the Mortgaged Property for a period of more than one month and that the payment of none of the rents to accrue for all or any portion of the Mortgaged Property has or will be waived, released, reduced or discounted, or otherwise discharged or compromised, by the Mortgagor. The Mortgagor waives any right of setoff against any person in possession of all or any portion of the Mortgaged Property. The Mortgagor represents that it has not assigned any of said rents or profits to any third party and agrees that it will not so assign any of said rents or profits without the prior written consent of the Mortgagee.


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

Nothing contained herein shall be construed as constituting the Mortgagee "a mortgagee in possession" in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee. In the exercise of the powers herein granted to the Mortgagee, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by the Mortgagor.

The Mortgagor further agrees to assign and transfer to the Mortgagee all rents from future leases or subleases upon all or any part of the Mortgaged Property and to execute and deliver, immediately upon request of the Mortgagee, as such further assurances and assignments in the Mortgaged Property as the Mortgagee from time to time shall require.

Although it is the intention of the parties that this Assignment of Rents shall be a present assignment, it is expressly understood and agreed that, anything herein contained to the contrary notwithstanding, the Mortgagee shall not exercise any of the rights and powers conferred upon it herein unless and until an "Event of Default" shall occur and nothing herein contained shall be deemed to affect or impair any rights which the Mortgagee may have under the Note, the Loan Agreement, this Mortgage or any other document or agreement related hereto or thereto.

Mortgagor acknowledges and agrees that this assignment of leases and rents, and the Mortgagee's rights and remedies hereunder, may be enforced by the Mortgagee throughout the entire redemption period provided by applicable law following any foreclosure sale of all or any portion of the Mortgaged Property.

At any time after the occurrence of an Event of Default, the Mortgagee, without in any way waiving such default, may:

      I. at the Mortgagee's option without notice to the Mortgagor and without regard to the adequacy of the security for the Note, either in person or by agent, with or without any action or proceeding, or by a receiver appointed by a court of competent jurisdiction pursuant to Minnesota Statutes, Section 559.17, Subd. 2, peaceably take possession of the Mortgaged Property and have, hold, manage, lease, sublease and operate the same as a mortgagee in possession; or

      II. the Mortgagee, without taking possession of the Mortgaged Property, may sue for or otherwise collect and receive all rents, income and profits from the Mortgaged Property to which the Mortgagor would otherwise be entitled, including those past due and unpaid with full power to make from time to time all adjustments thereto, as may seem proper to the Mortgagee.

The Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases, sublease or rental agreements relating to the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold the Mortgagee harmless from and against any and all liability, loss or damage which it may or might incur under any such lease, sublease or agreement or under or by reason of the assignment of the rents thereof and from and against any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of


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

such leases, provided that the Mortgagor shall not indemnify and hold harmless the Mortgagee from any liability, loss or damage resulting from acts or omissions of the Mortgagee which occur on or after the date the Mortgagee takes possession of the Mortgaged Property. Should the Mortgagee incur any liability, loss or damage by reason of this assignment of leases and rents, or in the defense of any claim or demand, the Mortgagor agrees to reimburse the Mortgagee for the amount thereof, including costs, expenses and attorney's fees, immediately upon demand.

The Mortgagee, or such agent or receiver, in the exercise of the rights and powers conferred upon it by this assignment of leases and rents shall have the full power to use and apply the avails, rents, issues, income and profits of the Mortgaged Property to which the Mortgagor would otherwise be entitled to the payment of or on account of the following in the order listed below:

            I. Reasonable receiver's fees;

            II. Application of tenant security deposits as required by Minnesota Statutes, Section 504.20;

            III. Payment, when due, of prior or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the taxes or special assessments;

            IV. Payment, when due, of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the premiums; and

            V. All expenses for normal maintenance of the Mortgaged Property;

provided, however, that nothing herein shall prohibit the right to reinstate pursuant to Minnesota Statutes, Section 580.30, or the right to redeem granted pursuant to Minnesota Statutes, Sections 580.23 and 581.10.

Any excess cash remaining after paying the expenses listed in clauses (I) through (V) above shall be applied to the payment of the Note and shall be deemed to be credited to the amount required to be paid to effect a reinstatement or redemption or, if the period of redemption ends without redemption, such remaining amounts shall be paid to the purchaser at the foreclosure sale, its successors or assigns.

The Mortgagor does further specifically authorize and instruct each and every present and future lessee, sublessee, tenant or subtenant of the whole or any part of the Mortgaged Property to pay all unpaid rental agreed upon in any lease or sublease to the Mortgagee upon receipt of demand from the Mortgagee so to pay the same.

Any tenants, subtenants or other occupants of all or any part of the Mortgaged Property are hereby authorized to recognize the claims of the Mortgagee hereunder without investigating the reason for any action taken by the Mortgagee, or the validity or the amount of indebtedness owing to the Mortgagee, or the occurrence or existence of any Event of Default, or the application to be made by the Mortgagee of any amounts to be paid to the Mortgagee. The sole signature of any officer or attorney of the Mortgagee shall be sufficient for the exercise of any rights under this assignment of leases and rents and the sole receipt of the Mortgagee for any


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

sums received by such tenants, subtenants or other occupants shall be a full discharge and release therefor. Checks for all or any part of the rentals collected under this Assignment of Leases and Rents shall be drawn to the exclusive order of the Mortgagee.

Section 1.10. FURTHER ASSURANCES. At any time and from time to time, upon request by the Mortgagee, the Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to the Mortgagee, any and all other further instruments, certificates and other documents as may, in the reasonable opinion of the Mortgagee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve, the obligations of the Mortgagor hereunder and under the Note, the Loan Agreement and the mortgage and security interest granted by this Mortgage. Upon any failure by the Mortgagor so to do, the Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of the Mortgagor and the Mortgagor hereby irrevocably appoints the Mortgagee its agent and attorney in fact of the Mortgagor so to do.

Section 1.11. EXPENSES. The Mortgagor will pay or reimburse the Mortgagee for all attorney's fees, costs and expenses incurred by the Mortgagee in any legal proceeding or dispute of any kind in which the Mortgagee is made a party, or appears as party plaintiff or defendant, affecting the Indebtedness Secured Hereby, this Mortgage, the interest created herein or the Mortgaged Property, including but not limited to the exercise of the power of sale set forth in this Mortgage, any condemnation action involving the Mortgaged Property or any action to protect the security hereof and any such amounts paid by the Mortgagee shall be added to the indebtedness secured by this Mortgage.

Section 1.12. BOOKS AND RECORDS; FINANCIAL STATEMENTS. The Mortgagor will keep and maintain full, true and accurate books of account adequate to reflect correctly the results of the operation of the Mortgaged Property, all of which books and records relating thereto shall be open to inspection by the Mortgagee or its representative during normal business hours.

Section 1.13. HAZARDOUS SUBSTANCES. Except as disclosed in that certain Phase I Environmental Assessment dated June 2, 1997 and Phase II Environmental Assessment dated February, 1998 prepared by Rust Environment & Infrastructure, as updated and certified to the Mortgagee on March 24, 2001 (collectively, the "Environmental Report"), the Mortgagor warrants, covenants and represents that there does not exist in or under the Mortgaged Property any pollutant, toxic or hazardous waste or substance, or any other material the release or disposal of which is regulated by any law, regulation, ordinance or code related to pollution or environmental contamination, and, that no part of the Mortgaged Property was ever used for any industrial or manufacturing purpose or as a dump, sanitary landfill, or gasoline service station, and that there exists on the Mortgaged Property no storage tanks, electrical transformers or other equipment containing PCBs or material amounts of asbestos. Except as disclosed in the Environmental Report, the Mortgagor represents that it has received no summons, citations, directives, letters or other communications, written or oral, from any federal, state or local agency or department concerning the storing, releasing, pumping, pouring, emitting, emptying or dumping of any pollutant, toxic or hazardous waste or substance on the Mortgaged Property.


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The Mortgagor covenants and agrees that, except in the ordinary course of its business and in compliance with all applicable federal, state and county, rules and regulations, statutes and ordinances (including, without limitation, obtaining and maintaining the necessary permits and licenses), it shall not, nor shall it permit others to, use the Mortgaged Property for the business of generating, transporting, storing, treating or disposing of any pollutant, toxic or hazardous waste or substance in violation of any applicable laws, regulations, ordinances and codes, nor shall it either take or fail to take any action which may result in a release of any hazardous substance from or onto the Mortgaged Property in violation of any applicable laws, regulations, ordinances and codes. In addition to all rights of access granted the Mortgagee pursuant to
Section 1.6 hereof, during the term of the loan contemplated hereby, the Mortgagee, or any authorized agent, contractor or representative of the Mortgagee, is hereby irrevocably authorized to enter upon the Mortgaged Property at any time and from time to time for the purpose of performing inspections, taking soil borings or other borings, or conducting any other tests or procedures on, in or about the Mortgaged Property as the Mortgagee deems necessary or appropriate to determine whether any hazardous or toxic substances, including without limitation asbestos or PCBs, are present on, under or about the Mortgaged Property in violation of any applicable laws, regulations, ordinances and codes.

The Mortgagor agrees to indemnify and to hold the Mortgagee harmless from any and all claims, causes of action, damages, penalties, and costs (including, but not limited to, attorneys' fees, consultants' fees and related expenses) which may be asserted against, or incurred by, the Mortgagee resulting from or due to release of any hazardous substance or waste on the Mortgaged Property or arising out of any injury to human health or the environment by reason of the condition of or past activity upon the Mortgaged Property. The Mortgagor's duty to indemnify and hold harmless includes, but is not limited to, proceedings or actions commenced by any person (including, but not limited to, any federal, state, or local governmental agency or entity) before any court or administrative agency. The Mortgagor further agrees that pursuant to its duty to indemnify under this section, the Mortgagor shall indemnify the Mortgagee against all expenses incurred by the Mortgagee as they become due and not waiting for the ultimate outcome of the litigation or administrative proceeding. The Mortgagor's obligations to indemnify and hold the Mortgagee harmless hereunder shall survive repayment of the Mortgage Amount and satisfaction or foreclosure of this Mortgage.

Section 1.14. LEASES. The Mortgagor shall fully pay and perform each and all of its obligations under any leases relating to the Land in a timely manner. The Mortgagor shall not amend, terminate, surrender or compromise such leases without the prior written consent of the Mortgagee.

Section 1.15. TAX ESCROW. The Mortgagee may require the Mortgagor to pay to the Mortgagee, on each day monthly installments of principal and/or interest are payable under the Note, until the Note is paid in full, a sum equal to one-twelfth (1/12) of the annual taxes and assessments payable with respect to the Mortgaged Property, all as estimated initially and from time to time determined by the Mortgagee, to be applied by the Mortgagee to pay said taxes and assessments (such amounts being hereinafter referred to as the "Funds"). The Mortgagee shall apply the Funds to pay said taxes and assessments prior to the date that penalty attaches for non-


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payment. The Funds are hereby pledged as additional security for the
Indebtedness Secured Hereby. No interest shall accrue on the Funds.

If the amount of the Funds held by the Mortgagee shall exceed at any time the amount deemed necessary by the Mortgagee to provide for the payment of taxes and assessments, such excess shall, at the option of the Mortgagee, either be promptly repaid to the Mortgagor or be credited to the Mortgagor on the next monthly installment of Funds due. If at any time the Funds are less than the amount deemed necessary by Mortgagee to pay taxes and assessments as they fall due, the Mortgagor shall promptly pay to the Mortgagee any amount necessary to make up the deficiency upon written notice from the Mortgagee to the Mortgagor requesting payment thereof.

Upon demand for payment for the outstanding principal balance and interest due under the Note, the Mortgagee may apply in any order as the Mortgagee shall determine in its sole discretion, any Funds held by the Mortgagee at the time of application to pay taxes and assessments which are then or will thereafter become due or as a credit against the Indebtedness Secured Hereby. Upon payment in full of all Indebtedness Secured Hereby, the Mortgagee shall promptly refund to the Mortgagor any Funds held by the Mortgagee.

                                   ARTICLE II

                   INSURANCE, CONDEMNATION AND USE OF PROCEEDS

Section 2.1. INSURANCE. Until the Indebtedness Secured Hereby has been paid in full, the Mortgagor shall obtain and maintain the following:

            (1) The Mortgagor shall maintain such insurance (including, without limitation, liability insurance), in such form and amount, as required by the Loan Agreement.

            (2) All insurance shall be carried in companies licensed to do business in the State of Minnesota and approved by the Mortgagee and the policies and renewals thereof shall (i) contain a waiver of defense based on coinsurance, (ii) be constantly assigned and pledged to and held by the Mortgagee as additional security for the Indebtedness Secured Hereby,
      (iii) have attached thereto loss-payable clauses in favor of and in form acceptable to the Mortgagee, and (iv) provide that the Mortgagee shall receive at least thirty (30) days' prior written notice of cancellation or any substantial modification of the policy. In default thereof, the Mortgagee may effect any insurance required to be maintained by the Mortgagor pursuant to this Section 2.1 and the amount paid therefor shall become immediately due and payable with interest at a rate equal to the greater of (i) the rate of interest then in effect under the Note, or (ii) eighteen percent (18%) per annum or, if such rate is illegal or usurious, at the maximum rate permitted by law, and shall be secured by this Mortgage. In the event of loss or damage to the Mortgaged Property, the Mortgagor will give immediate written notice thereof to the Mortgagee, who may make proof of loss or damage if not made promptly by the Mortgagor. The Mortgagor hereby authorizes the Mortgagee to settle and compromise all claims on such policies and hereby authorizes and directs each insurance company concerned to make payment for any such loss to the

      Mortgagor and the Mortgagee jointly. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any property insurance policies then in force shall pass to the purchaser at the foreclosure sale.

Section 2.2. CONDEMNATION. The Mortgagor shall give the Mortgagee immediate written notice of the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting all or any part of the Mortgaged Property or any easement therein or appurtenance thereof immediately after the Mortgagor obtains actual knowledge of the same. If all or any part of the Mortgaged Property is damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking, acquisition or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid balance of the Indebtedness Secured Hereby, is hereby assigned to the Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Mortgagee, to be applied to the Indebtedness Secured Hereby, and any excess shall be paid to the Mortgagor.

Section 2.3. MORTGAGOR TO REPAIR, REPLACE, REBUILD OR RESTORE. If any Indebtedness Secured Hereby is outstanding when all or any part of the Mortgaged Property is destroyed or damaged,

            (1) the Mortgagor shall either prepay the Note in full or proceed promptly, subject to the provisions of subsection (2) of this Section 2.3, to replace, repair, rebuild and restore the Mortgaged Property to substantially the same condition as existed before the taking or event causing the damage or destruction, with such changes, alterations and modifications (including substitution or addition of other property) as may be desired by Mortgagor and approved by Mortgagee, which approval will not be unreasonably withheld; provided, however, that prior to commencing such repair or replacement, Mortgagor shall provide Mortgagee with satisfactory documentation evidencing that the insurance proceeds will be sufficient to cover all construction and related costs;

            (2) all proceeds of any insurance claim shall be paid directly to the Mortgagee. The Mortgagee shall apply the proceeds, less such sum, if any, required for payment of all expenses incurred in collecting the same ("Net Proceeds"), to payment of the costs of repair, replacement, rebuilding or restoration of the Mortgaged Property upon compliance with such construction and disbursement terms as the Mortgagee may deem reasonably necessary, including deposit by the Mortgagor with the Mortgagee of such funds of the Mortgagor as may be required to insure payment of all costs of rebuilding, restoration, repair or replacement. If such deposit is not made when requested by the Mortgagee, or if an Event of Default occurs while the Mortgagee is retaining the Net Proceeds, the Mortgagee may apply the Net Proceeds to the Indebtedness Secured Hereby. The balance of the Net Proceeds remaining after payment of all costs of any repair, rebuilding, replacement or restoration of the Mortgaged Property shall be applied as a prepayment of the Indebtedness Secured Hereby, and any excess shall be paid to the Mortgagor; and

            (3) the Mortgagor shall not, by reason of the payment of any costs of repair, rebuilding, replacement or restoration, be entitled to any reimbursement from the Mortgagee or any abatement or diminution of the amounts payable under the Note, the Loan Agreement or on any other Indebtedness Secured Hereby.

                                   ARTICLE III

                                    REMEDIES

Section 3.1. REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter, the Mortgagee may, at its option, exercise any and all of the following rights and remedies (and any other rights and remedies available to it under applicable law or any document related hereto):

      (1) The Mortgagee may foreclose this Mortgage by action or advertisement upon written notice thereof to the Mortgagor, and the Mortgagor hereby authorizes the Mortgagee to do so, power being herein expressly granted to sell the Mortgaged Property at public auction without any prior hearing thereof and to convey the same to the purchaser, in fee simple, pursuant to the statutes of Minnesota in such case made and provided and, out of the proceeds arising from such sale, to pay all Indebtedness Secured Hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorney's fees permitted by law, which costs, charges and fees the Mortgagor herein agrees to pay, and to pay the surplus, if any, to the Mortgagor, its successors or assigns; and

      (2) In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or otherwise, the Mortgaged Property may, at the option of the Mortgagee, be sold as one parcel and as an entirety or in such parcels, manner and order as the Mortgagee in its sole discretion may elect.

Section 3.2. PURCHASE OF MORTGAGED PROPERTY. In case of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, the Mortgagee, its successors and assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest, late charges and prepayment premiums matured and unpaid thereon, together with any other Indebtedness Secured Hereby, if any, in order that there may be credited as paid on the purchase price the sum, or any part thereof, then due under the Note, including principal thereof and interest, late charges and prepayment premiums, if any, thereon, and any other Indebtedness Secured Hereby.

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1. SUCCESSORS AND ASSIGNS. The covenants and agreements contained herein, including, without limitation, the provision of Section 1.8 hereof, shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of the Mortgagor and the Mortgagee, including among the Mortgagor's assigns any purchasers or transferees of the Mortgaged Property.

Section 4.2. NOTICES. Any notice, request, demand or other communication permitted or required hereunder shall be deemed duly given if delivered or mailed postage prepaid, certified or registered, addressed to the address of such party on page 2 of this Mortgage.

Section 4.3. HEADINGS. The headings of the sections contained herein are for convenience only and are not to be construed to be a part of or limit or affect the terms hereof.

Section 4.4. EXPENSES. The Mortgagor shall reimburse the Mortgagee and any participant, upon demand, for all costs and expenses, including, without limitation, reasonable attorneys' fees, appraisal fees, survey fees, closing charges, documentary or tax stamps, recording and filing fees, insurance premiums and service charges, paid or incurred by the Mortgagee in connection with (i) the preparation, negotiation, approval, execution and delivery of the Loan Agreement, the Note, the Mortgage and the Guaranty (as those terms are defined in the Loan Agreement), and any other documents and related hereto or thereto including review and analysis of and response to any environmental audits or reports shall be paid by the Mortgagor; (ii) the negotiation of any amendments or modifications to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments or modifications; and (iv) the enforcement by the Mortgagee during the term hereof or thereafter of any of the rights or remedies of the Mortgagee or any participant hereunder or under any of the foregoing documents, instruments or agreements, including, without limitation, costs and expenses of collection, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment.

Section 4.5. DEFINITIONS. As used herein, the term "Event of Default" shall have the meaning assigned to such term in the Loan Agreement.

Section 4.6. SURETY PROVISIONS. The Mortgagor hereby:

      (1) Waives (i) presentment, demand, notice of nonpayment, protest and notice of protest on the Indebtedness Secured Hereby; and (ii) notice of the creation or incurrence of the Indebtedness Secured Hereby;

      (2) agrees that the Mortgagee may from time to time, without notice to the Mortgagor, which notice is hereby waived by the Mortgagor, extend, review or compromise the Indebtedness Secured Hereby, in whole or in part, without releasing, extinguishing or affecting in any manner whatsoever the mortgage or security interest granted hereunder, the foregoing acts being hereby consented to by the Mortgagor;

      (3) agrees that the Mortgagee shall not be required to first resort for payment to any other person, entity or corporation, their properties or estates, or any other right to remedy whatsoever, prior to enforcing this Mortgage;

      (4) agrees that this Mortgage shall be and be construed as a continuing, absolute and unconditional agreement of the Mortgagor without regard to
      (i) the validity, regularity or enforceability of the Indebtedness Secured Hereby or the disaffirmance thereof in any insolvency or bankruptcy proceeding relating to the Mortgagor, or (ii) any event or any conduct or action of the Mortgagee or any other party which might otherwise constitute a legal or equitable discharge of a surety or of the mortgage or security interest granted hereunder but for this provision;

      (5) agrees that this Mortgage shall remain in full force and effect and be binding upon the Mortgagor until the Indebtedness Secured Hereby is paid in full;

      (6) agrees that the Mortgagee is expressly authorized to renew, extend, compromise, exchange, release or surrender, any or all collateral and security pledged by the Mortgagor or any other party to the Mortgagee to secure all or any part of the Indebtedness Secured Hereby, with or without consideration and without notice to the Mortgagor and without in any manner affecting the mortgage and security interest granted hereunder; and that the mortgage and security interest granted hereunder shall not be affected or impaired by any failure, neglect or omission on the party of the Mortgagee to realize upon the Indebtedness Secured Hereby, or upon any collateral or security therefor, nor by the taking by the Mortgagee of any other security agreement or guaranty to secure the Indebtedness Secured Hereby or any other indebtedness of the Mortgagor to the Mortgagee, nor by any act or failure to act whatsoever which but for this provision might or could in law or in equity act to release the mortgage or security interest granted hereunder;

      (7) agrees that the Mortgagor may be joined in any action or proceeding commenced in connection with or based upon the Indebtedness Secured Hereby and this Mortgage may be enforced in any such action or proceeding or in any independent action or proceeding against the Mortgagor shall the Mortgagor fail to duly and punctually pay any of the principal of or interest, late charges or prepayment premium, if any, on the Note, without any requirement that the Mortgagee first assert, prosecute or exhaust any remedy or claim against any other party;

      (8) agrees that no waiver by the Mortgagee of any right or remedy shall be a waiver of any other right or remedy or of the same right or remedy on a later occasion;

      (9) agrees that no delay or failure by the Mortgagee to exercise any right or remedy hereunder or under applicable law shall be a waiver of such right or remedy; and no single or partial exercise by the Mortgagee of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy at another time; and

      (10) agrees that each remedy of the Mortgagee hereunder is distinct and cumulative to each other right or remedy under any other document related hereto, or afforded by law, and may be exercised concurrently or independently.

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered to the Mortgagee as of the day and year first above written.

                                             GREENMAN TECHNOLOGIES
                                             OF MINNESOTA, INC.,
                                             a Minnesota corporation

                                             By:
                                                 -------------------------------

                                                 -------------------------------
                                                 Its:
                                                      --------------------------

STATE OF MINNESOTA                      )
                                        )  ss.
COUNTY OF HENNEPIN                      )

The foregoing instrument was acknowledged before me this _____ day of _______, 2001, by ___________________, the ______________ of GreenMan Technologies of
Minnesota, Inc., a Minnesota corporation and on behalf of the Corporation.

                      -------------------------------------
                                  Notary Public

                                    EXHIBIT A

                               (Legal Description)

Parcel 1:

That part of Lot 7, Block 1, Steiner Industrial Development, Scott County, Minnesota, lying Northerly of the following described line:

Commencing at the Southwest corner of Lot 6, in said Block and Addition; thence North, assumed bearing, along the West line of said Lots 6 and 7, a distance of
214.05 feet to the actual point of beginning of the line to be described; thence South 86 degrees 18 minutes 55 seconds East, to the East line of said Lot 7 and there terminating.

Lots 8, 9, 10, 11 and 12, all in Block 1, Steiner Industrial Development, according to the duly recorded plat thereof.

Parcel 2:

Lot 6;

That part of Lot 5 lying Northerly of a line described as commencing at the Southwest corner of said Lot 5; thence on an assumed bearing of North along the West line of said Lot 5 a distance of 162.64 feet to the point of beginning of the line to be described; thence North 88 degrees 49 minutes 00 seconds East a distance of 322.05 feet to the East line of said Lot 5; and said line there terminating;

And that part of Lot 7 lying Southerly of a line described as commencing at the Southwest corner of Lot 6; thence on an assumed bearing of North along the West line of said Lots 6 and 7 a distance of 214.05 feet to the point of beginning of the line to be described; thence South 86 degrees 18 minutes 55 seconds East a distance of 313.65 feet to the East line of said Lot 7 and said line there terminating;

All in Block 1, Steiner Industrial Development, according to the recorded plat thereof, Scott County, Minnesota.

Note: The East 25 feet of Lot 5 is Torrens Property.
Certificate of Title No. 31265

                                    EXHIBIT B

                            (Permitted Encumbrances)

1.    Real estate taxes due and payable October 15, 2001 and thereafter.

2. Drainage and utility easements as shown on the recorded plat of Steiner Industrial Development dated April 30, 1960, filed May 9, 1960, in Book H, Page 43.

3. Easement for electric transmission line over a portion of Lot 5 dated March 6, 1962, filed March 16, 1962, in Book 31 of Miscellaneous Records, Pages 13-14.

4. Easement for electric transmission line over a portion of Lot 5 dated December 7, 1962, filed December 17, 1962, in Book 156 of Deeds Pages 209-210.

5. Terms and conditions of a Conditional Use Permit dated January 27, 1983, filed February 7, 1983, as Document No. 191007.

6. Drainage and utility easements dated September 7, 1993, filed September 10, 1993, as Document No. 320908.

7. Terms and conditions of a Resolution No. R-97-116 approving a lot split/consolidation adopted September 2, 1997, filed March 13, 1998, as Document No. 410496.

8. Affidavit regarding location of fuel tank filed July 15, 1991, as Document No. 284300.

                          MORTGAGE, SECURITY AGREEMENT,
                           FIXTURE FINANCING STATEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

                                       BY
                    GREENMAN TECHNOLOGIES OF MINNESOTA, INC.
                                  AS MORTGAGOR,
                                       TO
                       BREMER BUSINESS FINANCE CORPORATION
                                  AS MORTGAGEE,
                                    TO SECURE

                         $950,000 Real Estate Term Note

                             Dated: March ____, 2001

Tax statements for the real property         This instrument was drafted by:
described inthis instrument should
be sent to:

GREENMAN TECHNOLOGIES                        Bremer Business Finance Corporation
OF MINNESOTA, INC.                           445 Minnesota Street
12498 Wyoming Avenue South                   21st Floor
Savage, MN 55378                             St. Paul, MN 55101

                                             THE MAXIMUM PRINCIPAL
                                             AMOUNT SECURED BY THIS
                                             MORTGAGE IS $950,000.00